UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 15, 2023

QUAINT OAK BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-52694	35-2293957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Knowles Avenue, Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 364-4059

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

           On March 15, 2023, Quaint Oak Bancorp, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with accredited investors under which the Company issued an aggregate of $2.0 million of fixed rate subordinated notes due March 15, 2025 (the “Notes”) in a private placement.

            The Notes bear interest at a fixed annual rate of 8.50%, payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2023. The Notes’ maturity date is March 15, 2025. The Company is entitled to redeem the Notes, in whole or in part, on or after March 15, 2024, and to redeem the Notes at any time in whole upon certain other events, at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date.

              If certain events of default occur, such as the bankruptcy of the Company, the holder of a Note may declare the principal amount of the Note to be due and immediately payable. Except under such limited circumstances, there is no right of acceleration in the case of a default under the Subscription Agreement or the Notes. The Notes are unsecured obligations subordinate and junior in right of payment to all of the Company’s existing and future senior indebtedness, whether secured or unsecured, including claims of depositors and general creditors, and rank equally in right of payment with any unsecured, subordinated indebtedness that is existing or the Company may incur in the future that rank equally with the Notes.

              The Company expects to use the net proceeds from the sale of the Notes for general corporate purposes.

          The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, the Notes were offered and sold exclusively to persons who are “accredited investors” within the meaning of Rule 501(a) of Regulation D.

          The foregoing descriptions of the Subscription Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the forms of the Subscription Agreement and the Notes which are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01        Financial Statements and Exhibits

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)       Exhibits.

Exhibit No.	Description
4.1	Form of Subordinated Note
10.1	Form of Subscription Agreement*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
___________________
*  Exhibits have been omitted pursuant to Item 601(a)(5) of Registration S-K but the Company will provide them to the Securities and Exchange
    Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUAINT OAK BANCORP, INC.

Date: March 21, 2023
	By:	/s/John J. Augustine
John J. Augustine
Executive Vice President and Chief Financial Officer

4